THIRD

                                     AMENDED

                                       AND

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             NEWSTATE HOLDINGS, INC.


         NewState Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is NewState Holdings, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was June 3, 1991.

         2. This Third Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation and Second Amended and Restated Certificate of Incorporation of this corporation.

         3. The text of the Second Amended and Restated Certificate of Incorporation is amended in its entirety to read as herein set forth:

                                    ARTICLE I

                                      Name

         The name of the Corporation is NewState Holdings, Inc.

                                   ARTICLE II

                     Registered Office and Registered Agent

         The address of the initial registered office of the Corporation is Corporation Trust Center, 1209 Orange Street, Wilmington, Now Castle County, Delaware.

         The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                   ARTICLE III

                               Purposes and Powers

         The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

                                  Capital Stock

 4.1 Authorized Stock and Classes of Stock. The Corporation shall have authority to issue 50,000,000 shares, consisting of 40,000,000 shares of Common Stock, $0.01 par value per share, and 10,000,000 shares of Preferred Stock, $0.01 par value per share. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, voting power, other powers. Preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of the stock entitled to vote thereon, without a vote of the holders of the outstanding Preferred Stock as a class, or of any series thereof as a class, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any such series of Preferred Stock.

 4.2 Voting Rights and Cumulative Voting. Each share of issued and outstanding Common Stock shall have one vote on all matters submitted to a shareholder vote; provided, however, that directors shall be elected in the manner provided in Section 3.02 of the Fourth Amended and Restated Bylaws of the Corporation.

 4.3 Dissolution and Liquidation Rights and Preferences. In the event of voluntary or involuntary dissolution or liquidation of the Corporation, any assets of the Corporation shall be distributed to the Common Stock shareholders by equal apportionment of such assets among the issued and outstanding shares of Common Stock without regard to class.

 4.4 Issuance and Disposition. The Corporation, in the discretion and upon resolution of the Board of Directors, may at any time, and from time to time, issue and dispose of any of the unissued Common Stock or treasury stock of the Corporation and may create optional rights to purchase or subscribe for shares of Common Stock of the Corporation. Such stock may be issued and disposed of for such kind and amount of consideration and to such persons, firms and corporations, and such optional rights may be created, and warrants or other evidence of such rights issued, on such terms, at such prices and in such manner, as may be determined by resolution adopted by the Board of Directors, subject to any provision of law then applicable and subject to any other provisions of this Third Amended and Restated Certificate of Incorporation and any
         provisions   of  the  Fourth   Amended  and  Restated   Bylaws  of  the
         Corporation.

 4.5 Pre-emptive Rights, Restrictions and Shareholder Obligations. No shareholder of the Corporation shall have any pre-emptive or other preferential right to subscribe for any of the unissued stock or treasury stock to be issued or sold, or for any additional shares of stock or other securities of any class, or for rights, warrants or options to purchase stock or subscribe for securities of any kind convertible into stock or carrying stock purchase warrants or privileges. All lawful restrictions on the sale or other disposition of shares may be placed upon all or a portion or portions of the certificate or certificates evidencing the Corporation's shares. No shareholder or subscriber to the stock of the Corporation shall be under any obligation to the creditors of the Corporation with respect to such stock other than the obligation to pay the Corporation the full consideration for which the stock was issued or is to be issued.

4.6 Amendments to Certificate of Incorporation. The Corporation's Certificate of Incorporation may be amended or repealed only by the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock.


                                    ARTICLE V

                               Board of Directors

         Upon the filing of this Third Amended and Restated Certificate of Incorporation, the business of the Corporation shall be managed by the Board of Directors. The number of directors shall be fixed in the manner provided in the Bylaws. The current Board of Directors of the Corporation shall consist of up to six individuals, whose names and addresses appear below:

             Name                                            Address
             ----                                            -------

         Ernest B. Kim                                  NewState Holdings, Inc.
                                                        156 W. 56th Street
                                                        Suite 2005
                                                        New York, New York 10019

         Jin K. Kim                                     NewState Holdings, Inc.
                                                        156 W. 56th Street
                                                        Suite 2005
                                                        New York, New York 10019

         Sun W. Young                                   38 W. 32nd Street
                                                        Suite 900A
                                                        New York, New York 10001

         A. Sungil Noh                                  39 W. 32nd Street
                                                        Suite 1204
                                                        New York, New York 10001


                                   ARTICLE VI

                             Limitation of Liability

         A Director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director except for liability, (i) for any breach of the Director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit.

         Notwithstanding any other provisions herein, personal liability of a director shall be eliminated to the greatest extent possible as is now, or in the future, provided for by law.


                                   ARTICLE VII

          Transaction With and By Directors, Officers and Shareholders

         The Corporation may enter into contracts or transact business with one or more of its directors, officers, or shareholders, or with any corporation, partnership, association, business, trust company, organization or other concern in which any one or more of its directors, officers or shareholders is in any way interested and, in the absence of fraud, no such contract or transaction shall be invalidated or in any way affected by the fact that such director, officer or shareholder of the Corporation has or may have interests which are or might be adverse to the interests of the Corporation even though the vote or action of such director, officer, or shareholder having such adverse interests may have been necessary to obligate the Corporation upon such contract or transaction if:

         (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the unanimous affirmative vote of the disinterested directors, even though the disinterested directors be less than a quorum; or

         (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

          (3) the contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee or the shareholders.

         At any meeting of the Board of Directors or of the shareholders of the Corporation which shall authorize or ratify any such contract or transaction, any such director or shareholder may vote or act with like force and effect as if he had no such interest, provided that the provisions of either (1), (2), or
(3) have been complied with.

         No director or officer shall be disqualified from holding office as director or officer of the Corporation by reason of any such adverse interests. In the absence of fraud, no director, officer or shareholder having such adverse interest shall be liable to the Corporation or to any director, officer, shareholder or to any creditor thereof, or to any other person for any loss incurred under or by reason of such contract or transaction, nor shall any such director, officer or shareholder be accountable for any gains or profits realized thereon.


                                  ARTICLE VIII

                                     By-Laws

         The By-laws of the Corporation may be adopted, amended or repealed only by the affirmative vote of a majority of the directors at a meeting of the Board of Directors of the Corporation or by the affirmative vote of the majority of the issued and outstanding shares of Common Stock at a meeting of the shareholders of the Corporation.